Exhibit 99.4

ALUSSA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “us” or the “Company” refer to Alussa Energy Acquisition Corp. References to our “management” or our “management team” refer to the officers and directors of Alussa, and references to the “Sponsor” refer to Alussa Energy Sponsor LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the historical unaudited interim condensed financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and the related respective notes thereto, contained elsewhere in this Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated in the Cayman Islands on June 13, 2019 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). We intend to effectuate our Business Combination using cash derived from the proceeds of the initial public offering, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a Business Combination:

•	may significantly dilute the equity interest of investors, which dilution would increase if the anti- dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

•	could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a Business Combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Recent Development

On January 29, 2021, we entered into the Business Combination Agreement to consummate our initial Business Combination. Following the Closing, our business will consist of the current business of FREYR. The transaction is subject to our shareholders’ approval and customary closing conditions. See our Current Reports on Form 8-K filed with the SEC on January 29, 2021 for further information.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception to June 30, 2021 were organizational activities and those necessary to prepare for our initial public offering (the “Initial Public Offering”), described below, and, after our Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as due diligence expenses.

For the Three Months Ended June 30, 2021 and 2020

For the three months ended June 30, 2021, we had a net loss of $4,031,809, which consisted of operating costs of $3,662,436 and an increase in the fair value of warrant liabilities of $373,750, offset by interest income on marketable securities held in the Trust Account of $4,377.

For the three months ended June 30, 2020, we had net income of $1,583,736, which consisted of changes in fair value of warrant liabilities of $2,000,000 and interest income on marketable securities held in the Trust Account of $958,571, offset by operating costs of $453,873 and an unrealized loss on marketable securities held in the Trust Account of $920,962.

For the Six Months Ended June 30, 2021 and 2020

For the six months ended June 30, 2021, we had a net loss of $34,950,559, which consisted of operating costs of $8,991,717 and an increase in the fair value of warrant liabilities of $25,967,500, offset by interest income on marketable securities held in the Trust Account of $8,658.

For the six months ended June 30, 2020, we had net income of $10,527,122, which consisted of changes in fair value of warrant liabilities of $9,668,750 and interest income on marketable securities held in the Trust Account of $1,851,161, offset by operating costs of $953,718 and an unrealized loss on marketable securities held in the Trust Account of $39,071.

Liquidity and Capital Resources

On November 29, 2019, we consummated the Initial Public Offering of 25,000,000 Alussa Units, at a price of $10.00 per Alussa Unit, generating gross proceeds of $250,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 8,000,000 Private Placement Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $8,000,000.

On December 5, 2019, as a result of the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 3,750,000 Alussa Units, at a price of $10.00 per Alussa Unit, and the sale of an additional 750,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating total gross proceeds of $38,250,000.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $287,500,000 was placed in the Trust Account. We incurred $16,326,240 in transaction costs, including $5,750,000 of underwriting fees, $10,062,500 of deferred underwriting fees and $513,740 of other costs

For the Six Months Ended June 30, 2021 and 2020

For the six months ended June 30, 2021, cash used in operating activities was $1,567,198. Net loss of $34,950,559 and interest earned on marketable securities held in the Trust Account of $8,658 were offset by an increase in fair value of the warrant liabilities of $25,967,500. Changes in operating assets and liabilities provided $7,424,519 of cash from operating activities.

For the six months ended June 30, 2020, cash used in operating activities was $882,762. Net income of $10,527,122 and an unrealized loss on marketable securities held in the Trust Account of $39,071 were offset by interest earned on marketable securities held in the Trust Account of $1,851,161, and a decrease in fair value of the warrant liabilities of $9,668,750. Changes in operating assets and liabilities provided $70,956 of cash from operating activities.

As of June 30, 2021 and December 31, 2020, we had marketable securities held in the Trust Account of $289,843,099 and $289,834,441, respectively. We may withdraw interest to pay our income taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our Business Combination. To the extent that our share capital is used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2021 and December 31, 2020, we had cash of $299,995 and $370,958, respectively. We intend to use the funds held outside the Trust Account primarily to identify and evaluate, target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. If we complete a Business Combination, we would repay such loaned amounts without interest. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. On April 6, 2021, we borrowed $1,500,000 pursuant to a Working Capital Loan and, on April 30, 2021, our Sponsor exercised its option to convert this loan to 1,500,000 warrants.

On February 9, 2021, the Company issued an unsecured promissory note to the Sponsor pursuant to the Working Capital Loans agreement by which the Company may borrow up to $1,500,000 in the aggregate. The note is non-interest bearing and payable on the earlier to occur of (i) the completion of an initial Business Combination or (ii) liquidation. During the three months ended March 31, 2021, the Sponsor made a $550,000 advance to the Company to assist with operating expenses. On April 6, 2021, Alussa borrowed $1,500,000 under the loan note, net of the $550,000 advance. On April 30, 2021, the Sponsor exercised its option to convert this loan to 1,500,000 Private Placement Warrants.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of June 30, 2021 and December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as described below.

We entered into an agreement to pay our Sponsor a monthly fee of $35,000 for office space, and administrative and support services, which Mr. Daniel Barcelo, our Executive Officer and President, will be paid $20,000 per month and Mr. Nick De’Ath, our Chief Technology Officer, will be paid $5,000 per month. The Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on their behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf. We began incurring these fees on November 25, 2019 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and our liquidation.

The underwriters are entitled to a deferred fee of $10,062,500. The deferred fee will be forfeited by the underwriters solely in the event that we fail to complete a Business Combination, subject to the terms of the Underwriting Agreement.

On February 10, 2020, we entered into a transactional support agreement with a service provider, pursuant to which the service provider agreed to assist us in evaluating acquisition opportunities in the energy industry, including valuation and qualitative assessments, as well as investor presentations. We paid the service provider a fee of $100,000 and will pay the service provider an additional fee upon the closing of a Business Combination. The fee payable at the Closing is dependent upon the timing of the closing and ranges between $975,000 and $1,950,000. The additional fee will not be payable in the event we do not consummate a Business Combination.

On February 28, 2020, we entered into a consulting agreement with a service provider, pursuant to which the service provider will provide us with advisory or transaction support for a potential Business Combination. We will pay the service provider a fee of $75,000 per month, for total fees of $225,000. In addition, on March 1, 2020, we entered into a transactional support agreement with the same service provider, pursuant to which we agreed to pay the service provider a fee equal to 1% of the consideration paid by us for the equity of a target company, up to a maximum fee of $5,000,000, if we consummate a Business Combination with a target company located in certain countries, as listed in the agreement. The fee will not be payable in the event we do not consummate a Business Combination.

On April 27, 2020, we entered into a consulting agreement, pursuant to which the consultant will provide the Company with advisory services for a potential Business Combination with a specific counter- party. In the event we consummate the Business Combination, we will pay the consultant €250,000.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported.

Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Ordinary Shares Subject to Redemption

We account for our Class A ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Net Income (Loss) Per Ordinary Share

We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Public Warrants and Private Placement Warrants

We account for the Public Warrants and Private Placement Warrants issued in connection with our initial public offering in accordance with ASC 815-40, under which the Warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2021 and December 31, 2020, we were not subject to any market or interest rate risk. Following the consummation of our Initial Public Offering, the net proceeds of our Initial Public Offering, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.